                                                            Exhibit 1.1


                              DANAHER CORPORATION
                            (a Delaware corporation)


                      [5,000,000] Shares of Common Stock


                               PURCHASE AGREEMENT






May ., 2001

                               Table of Contents

PURCHASE AGREEMENT......................................................................                     1
------------------
     SECTION 1.   Representations and Warranties........................................                     3
                  ------------------------------
          (a)  Representations and Warranties by the Company.............................                    3
          (b)  Representations and Warranties by the Selling Shareholders................                    8
          (c)  Officer's Certificates....................................................                   10
     SECTION 2.   Sale and Delivery to Underwriters; Closing.............................                   11
                  ------------------------------------------
          (a)  Initial Securities........................................................                   11
          (b)  Option Securities.........................................................                   11
          (c)  Payment...................................................................                   11
          (d)  Denominations; Registration...............................................                   12
     SECTION 3.   Covenants of the Company...............................................                   12
                  ------------------------
          (a)  Compliance with Securities Regulations and Commission Requests............                   12
          (b)  Filing of Amendments......................................................                   13
          (c)  Delivery of Registration Statements.......................................                   13
          (d)  Delivery of Prospectuses..................................................                   13
          (e)  Continued Compliance with Securities Laws.................................                   14
          (f)  Rule 158..................................................................                   14
          (g)  Restriction on Sale of Securities.........................................                   14
          (h)  Reporting Requirements....................................................                   15
     SECTION 4.   Payment of Expenses....................................................                   15
                  -------------------
          (a)  Expenses..................................................................                   15
          (b)  Expenses of the Selling Shareholders......................................                   15
          (c)  Termination of Agreement..................................................                   16
          (d)  Allocation of Expenses....................................................                   16


     SECTION 5.   Conditions of Underwriters' Obligations................................                   16
                  ---------------------------------------
          (a)  Effectiveness of Registration Statement...................................                   16
          (b)  Opinion of Counsel for Company............................................                   16
          (c)  Opinion of Counsel for the Selling Shareholders...........................                   16
          (d)  Opinion of Counsel for Underwriters.......................................                   17
          (e)  Officers' Certificate.....................................................                   17
          (f)  Certificate of Selling Shareholders.......................................                   17
          (g)  Accountants' Comfort Letter...............................................                   18
          (h)  Bring-down Comfort Letter.................................................                   18
          (i)  Lock-up Agreements........................................................                   18
          (j)  Conditions to Purchase of Option Securities...............................                   18
          (k)  Additional Documents......................................................                   19
          (l)  Termination of Agreement..................................................                   19
     SECTION 6.   Indemnification........................................................                   19
                  ---------------
          (a)  Indemnification of Underwriters............................................                  20
          (b)  Indemnification of Company, Directors and Officers and Selling Shareholders                  21
          (c)  Actions Against Parties; Notification......................................                  21
          (d)  Settlement Without Consent if Failure to Reimburse.........................                  21
          (e)  Other Agreements with Respect to Indemnification...........................                  22
     SECTION 7.   Contribution............................................................                  22
                  ------------
     SECTION 8.   Representations, Warranties and Agreements to Survive Delivery..........                  22
                  -------------------------------------------------------------
     SECTION 9.   Termination of Agreement................................................                  22
                  ------------------------
          (a)  Termination; General.......................................................                  22
          (b)  Liabilities................................................................                  23
     SECTION 10.  Default by One or More of the Underwriters..............................                  23
                  ------------------------------------------


     SECTION 11.  Default by One or More of the Selling Shareholders......................                  24
                  --------------------------------------------------
     SECTION 12.  Notices..................................................................                 24
                  -------
     SECTION 13.  Parties..................................................................                 25
                  -------
     SECTION 14.  GOVERNING LAW AND TIME...................................................                 25
                  ----------------------
     SECTION 15.  Effect of Headings.......................................................                 25
                  ------------------

SCHEDULES

          Schedule  A - List of Underwriters...............................................            Sch A-1
          Schedule  B - List of Selling Shareholders.......................................            Sch B-1
          Schedule  C - Pricing Information................................................            Sch C-1
          Schedule  D - List of Persons and Entities Subject to Lock-up....................            Sch D-1
EXHIBITS
          Exhibit  A - Form of Opinion of Company's Counsel................................                A-1
          Exhibit  B - Form of Opinion of Counsel for the Selling Shareholders.............                B-1
          Exhibit  C - Form of Lock-up Letter..............................................                C-1


                              DANAHER CORPORATION
                            (a Delaware corporation)

                       [5,000,000] Shares of Common Stock
                          (Par Value $0.01 Per Share)

                               PURCHASE AGREEMENT
                               ------------------

                                                                  May ., 2001

MERRILL LYNCH & CO.

Merrill Lynch, Pierce, Fenner & Smith
 Incorporated

 as Representative of the several Underwriters

North Tower
World Financial Center
New York, New York  10281

Ladies and Gentlemen:

          Steven M. Rales and Mitchell P. Rales (the "Selling Shareholders"), shareholders of Danaher Corporation, a Delaware corporation (the "Company"), and the Company confirm their agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any Underwriter substituted as hereinafter provided in
Section 10 hereof), for whom Merrill Lynch is acting as representative (in such capacity, the "Representative"), with respect to (i) the sale by the Selling Shareholders, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $0.01 per share, of the Company ("Common Stock") set forth in Schedules A and B hereto and (ii) the grant by the Selling Shareholders to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of [750,000] additional shares of Common Stock to cover over-allotments, if any. The aforesaid [5,000,000] shares of Common Stock (the "Initial Securities") to be purchased by the Underwriters and all or any part of the [750,000] shares of Common Stock subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities".

          The Company and the Selling Shareholders understand that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after this Agreement has been executed and delivered.

          The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-59740) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either
(i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b).
The information included in such prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the "Prospectus." If Rule 434 is relied on, the term "Prospectus" shall refer to the preliminary prospectus dated May 2, 2001 together with the Term Sheet and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

          All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

          SECTION 1.  Representations and Warranties.

          (a) Representations and Warranties by the Company.

          The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

          (i) The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

          At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement or Prospectus.

          Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (ii) The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (iii) The historical consolidated financial statements included in and incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements comply as to form with the applicable accounting requirements of the 1933 Act and the 1933 Act regulations thereunder and have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The supporting schedules, if any, included in or incorporated by reference in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements incorporated by reference in the Registration Statement.

          (iv) Each of the Company and its subsidiaries has been duly incorporated or organized and is validly existing in good standing under the laws of the jurisdiction in which it is chartered or organized with all requisite power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation or organization and is in good standing under the laws of each jurisdiction which requires such qualification, except in each case as would not, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a "Material Adverse Effect").

          (v) The outstanding shares of Common Stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Shareholders, have been duly and validly authorized and issued and are fully paid and nonassessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or similar rights of any securityholder of the Company; all the outstanding shares of capital stock of each of the Company's subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as may be otherwise set forth in the Prospectus, all outstanding shares of capital stock of such subsidiaries are owned by the Company either directly or through wholly owned subsidiaries, free and clear of any security interests, claims, liens or encumbrances, except as would not reasonably be expected to have a Material Adverse Effect.


          (vi) This Agreement has been duly authorized, executed and delivered by the Company.

          (vii) The Company is not and, after giving effect to the offering and sale of the Securities as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended.

          (viii) No consent, approval, authorization, order, registration or qualification with any court or governmental agency or body is required for the performance by the Company of its obligations hereunder, in connection with the offering or sale of the Securities by the Selling Shareholders or in connection with the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

          (ix) The execution, delivery and performance of this Agreement and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or thereby or in the Prospectus and the consummation of the transactions contemplated herein and in the Prospectus (including the sale of the Securities by the Selling Shareholders) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to (i) the charter or by-laws of the Company or any of its subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, other than, in the case of clauses (ii) and (iii), any breach, violation, lien, charge or encumbrance that could not reasonably be expected to have a Material Adverse Effect.


               (x) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a Material Adverse Effect, except, in the case of this clause (ii), as may be set forth in the Prospectus; and no labor disturbance by or dispute with the employees of the Company or any of its subsidiaries exists or is, to the best knowledge of the Company, threatened or is imminent that could reasonably be expected to have a Material Adverse Effect.

          (xi) Each of the Company and each of its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted; neither the Company nor any subsidiary is in non-compliance with any term or condition of, or has failed to obtain and maintain in effect, any license, certificate, permit or other governmental authorization required for the ownership or lease of its property or the conduct of its business, which violation, non-compliance or failure would individually or in the aggregate have a Material Adverse Effect and the Company has not received notice of any proceedings relating to the revocation or material modification of any such license, certificate, permit or other authorization, which revocation or material modification could reasonably be expected to have a Material Adverse Effect.

          (xii) Neither the Company nor any subsidiary is in violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any Federal, state, local or foreign court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its or their properties, as applicable, which violation or default, in the case of clauses (ii) and (iii), would have a Material Adverse Effect.

          (xiii) Arthur Andersen LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to such audited consolidated financial statements and schedules included in or incorporated by reference in the Prospectus, are independent public accountants with respect to the Company within meaning of the 1933 Act and the applicable published rules and regulations thereunder for the periods so reported.

          (xiv) The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect.

          (xv) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

          (xvi) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advance to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as may be described in or contemplated by the Prospectus and except as would not result in a Material Adverse Effect.

          (xvii) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate Federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except for such certificates, authorizations and permits as to which the failure to so own, hold or possess would not have a Material Adverse Effect, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would result in a Material Adverse Effect.


          (xviii) Neither the Company nor any of its subsidiaries is in violation of any Federal or state law or regulation relating to occupational safety and health or to the storage, handling or transportation of hazardous or toxic materials, the Company and its subsidiaries have received all permits, licenses or other approval required of them under applicable Federal and state occupational safety and health and environmental laws and regulations to conduct their respective businesses, and the Company and each such subsidiary is in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which would not, singly or in the aggregate, result in a Material Adverse Effect.

          (xix) The Company and each of its subsidiaries owns, possesses, licenses or has other rights to use all material patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, license, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the "Intellectual Property") necessary for the conduct of their respective business as now conducted or as proposed in the Prospectus to be conducted, subject to such limitations on the use of, or the rights to use such Intellectual Property that, individually or in the aggregate, would not have a Material Adverse Effect.


          (xx) The Company and each of its subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 ("ERISA") and the regulations and published interpretations thereunder with respect to each "plan" (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company or its subsidiaries are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations, other than such non-compliance that would not have a Material Adverse Effect. The Company and its subsidiaries have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

          (xxi) Except as disclosed in the Prospectus and since the dates of the last audited consolidated financial statements of the Company and its consolidated subsidiaries, (A) there has been no change which is, nor any development or event involving a prospective change of which the Company is aware which is likely to be, expected to have a Material Adverse Effect,
     (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the Common Stock in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (xxii) The Company is subject to the reporting requirements of Section 13 or Section 15(d) of the 1934 Act.

          (xxiii) The Common Stock conforms in all material respects to the description thereof in or incorporated by reference in the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same; and no holder of the Securities will be subject to personal liability by reason of being such a holder.

          (xxiv) There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

          (b) Representations and Warranties by the Selling Shareholders.

          Each of the Selling Shareholders severally represents and warrants to each Underwriter as of the date hereof, as of the Closing Time and, if the Selling Shareholder is selling Option Securities, on a Date of Delivery, and agrees with, each Underwriter as follows:

          (i) Such Selling Shareholder has no actual knowledge that the representations and warranties of the Company contained in Section 1(a) are not true and correct in all material respects; and such Selling Shareholder has reviewed the Registration Statement as originally filed with the Commission and the preliminary prospectus contained therein and has no actual knowledge that such preliminary prospectus includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (ii) When the Registration Statement shall become effective and at all times subsequent thereto up to the Closing Time, (A) such parts of the Registration Statement and any amendments and supplements thereto as were provided by such Selling Shareholder specifically for use in the Registration Statement and that refer to such

     Selling Shareholder will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) such parts of the Prospectus as were provided by such Selling Shareholder specifically for use in the Registration Statement and that refer to such Selling Shareholder will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (iii) This Agreement has been duly executed and delivered by such Selling Shareholder.

          (iv) To the best knowledge of such Selling Shareholder, no authorization, approval, consent or license of any government, governmental instrumentality or court, domestic or foreign (other than under the 1933 Act and the securities or Blue Sky laws of the various states), is required for the sale and delivery of the Securities, except such as have been obtained.

          (v) The execution and delivery of this Agreement and the sale by such Selling Shareholder of the Securities to be delivered by him pursuant to this Agreement will not result in a breach by such Selling Shareholder of, or constitute a default by such Selling Shareholder under, any agreement, instrument, decree, judgment or order to which such Selling Shareholder is a party, to which the properties of such Selling Shareholder may be subject or by which such Selling Shareholder may be bound, except for breaches or defaults that would not be material to the Selling Shareholder or the transactions contemplated hereby.

          (vi) The Securities to be sold by such Selling Shareholder pursuant to this Agreement are certificated securities in registered form and are not held in any securities account or by or through any securities intermediary within the meaning of the Uniform Commercial Code as in effect in the State of New York ("NYUCC"). Such Selling Shareholder has, and, at the Closing Time and, if any Option Securities are purchased, on the Date of Delivery, will have, full right, power and authority to hold, sell, transfer and deliver the Securities to be sold by such Selling Shareholder pursuant to this Agreement; and upon the Underwriters' acquiring possession of such Securities (or an agent's acquiring possession of such Securities on the Underwriters' behalf) and paying the purchase price therefor as herein contemplated, the Underwriters will acquire their respective interests in such Securities (including, without limitation, all rights that such Selling Shareholder had or has the power to transfer in such Securities) free of any adverse claim.

          (vii) Certificates for all of the Securities to be sold by such Selling Shareholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank, with signatures guaranteed, have been placed in custody with the custodian under the Power of Attorney and Custody Agreement with irrevocable conditional instructions to deliver such Securities to the Underwriters pursuant to this Agreement.

          (viii) For a period of 90 days from the date hereof, such Selling Shareholder will not, and the Selling Shareholders will cause Capital Yield Corporation, Equity Group Holdings LLC, Equity Group Holdings II LLC and Equity Group Holdings III LLC not to, without the prior written consent of Merrill Lynch, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; provided that during such period such Selling Shareholder, Capital Yield
     --------
     Corporation, Equity Group Holdings LLC, Equity Group Holdings II LLC and Equity Group Holdings III LLC may make gifts of shares of Common Share or securities convertible into Common Share or may transfer to its affiliates shares of Common Share or securities convertible into Common Share upon the condition that such donees or transferees agree to be bound by the foregoing restriction in the same manner as it applied to such Selling Shareholder, Capital Yield Corporation, Equity Group Holdings LLC, Equity Group Holdings II LLC and Equity Group Holdings III LLC, and provided,
                                                                  --------
     further that the foregoing restrictions shall not apply to the Securities
     -------
     to be sold hereunder or any shares of Common Stock which have been pledged under credit arrangements entered into with affiliates of the Underwriters, including Bank of Nova Scotia and other participating financial institutions under such credit arrangements.

          (ix) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Common Share; and such Selling Shareholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than any preliminary prospectus filed with the Commission or the Prospectus or other material permitted by the 1933 Act or the 1933 Act Regulations.

              (c)  Officer's Certificates.

          Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Shareholders as such and delivered to the Representative or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Shareholder to the Underwriters as to the matters covered thereby.

          SECTION 2.  Sale and Delivery to Underwriters; Closing.

              (a)  Initial Securities.

          On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each Selling Shareholder, severally and not jointly, agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from each Selling Shareholder, at the price per share set forth in Schedule C, that proportion of the number of Initial Securities set forth in Schedule B opposite the name of such Selling Shareholder, which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 10 hereof, bears to the total number of Initial Securities, subject, in each case, to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional securities.

              (b)  Option Securities.

          In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Shareholders, acting severally and not jointly, hereby grant an option to the Underwriters, severally and not jointly, to purchase up to an additional [750,000] shares of Common Stock, as set forth in Schedule B, at the price per share set forth in Schedule C, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representative to the Selling Shareholders setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representative, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representative in its discretion shall make to eliminate any sales or purchases of fractional shares.

              (c)  Payment.

          Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, NY 10022, or at such other place as shall be agreed upon by the Representative and the Selling Shareholders, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Selling Shareholders (such time and date of payment and delivery being herein called "Closing Time").

          In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Selling Shareholders, on each Date of Delivery as specified in the notice from the Representative to the Selling Shareholders.

          Payment shall be made to the Selling Shareholders by wire transfer of immediately available funds to bank accounts designated by the Attorney-in-Fact pursuant to each Selling Shareholder's Power of Attorney against delivery to the Representative for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

               (d)  Denominations; Registration.

          Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representative may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representative in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

          SECTION 3.  Covenants of the Company.

          The Company covenants with each Underwriter as follows:

              (a) Compliance with Securities Regulations and Commission
Requests.

          The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Representative immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

              (b)  Filing of Amendments.

          The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall object.

              (c) Delivery of Registration Statement.

          The Company has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

              (d)  Delivery of Prospectuses.

          The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

              (e) Continued Compliance with Securities Laws.

          The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

              (f)  Rule 158.

          The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

              (g) Restriction on Sale of Securities.

          During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company, (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan or (E) any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock, issued as consideration pursuant to acquisitions.

          (h)  Reporting Requirements.

          The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

          SECTION 4.  Payment of Expenses.

          (a)  Expenses.

          The Company and the Selling Shareholders will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, and (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities.

          (b) Expenses of the Selling Shareholders.

          The Selling Shareholders, jointly and severally, will pay all expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by this Agreement, including (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Securities to the Underwriters, and their transfer between the Underwriters pursuant to an agreement between such Underwriters, and (ii) the fees and disbursements of their respective counsel and accountants.

              (c)  Termination of Agreement.

          If this Agreement is terminated by the Representative in accordance with the provisions of Section 5, Section 9(a)(i) or Section 11 hereof, the Company and the Selling Shareholders jointly and severally shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

              (d)  Allocation of Expenses.

          The provisions of this Section shall not affect any agreement that the Company and the Selling Shareholders may make for the sharing of such costs and expenses.

          SECTION 5.  Conditions of Underwriters' Obligations.

          The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company or on behalf of any Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their respective covenants and other obligations hereunder, and to the following further conditions:

              (a) Effectiveness of Registration Statement.

          The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

              (b)  Opinion of Counsel for Company.

          At Closing Time, the Representative shall have received the favorable dated as of Closing Time, of Wilmer, Cutler & Pickering, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request.

              (c) Opinion of Counsel for the Selling Shareholders.

          At Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of Hogan & Hartson, L.L.P., counsel for the Selling

Shareholders, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request.

              (d) Opinion of Counsel for Underwriters.

          At Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of Shearman & Sterling, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the matters set forth in clauses (i),
(ii), (v) (solely as to preemptive or other similar rights arising by operation of law or under the charter or by-laws of the Company), (vi) through (viii), inclusive, (x) and the penultimate paragraph of Exhibit A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

              (e)  Officers' Certificate.

          At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time,
(iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the best knowledge of the officers signing the certificate, are contemplated by the Commission.

              (f) Certificate of Selling Shareholders.

          At Closing Time, the Representative shall have received a certificate of an Attorney-in-Fact on behalf of each Selling Shareholder, dated as of Closing Time, to the effect that (i) the representations and warranties of each Selling Shareholder contained in Section 1(b) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of Closing Time.

              (g)  Accountants' Comfort Letter.

          At the time of the execution of this Agreement, the Representative shall have received from Arthur Andersen LLP a letter dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

              (h)  Bring-down Comfort Letter.

          At Closing Time, the Representative shall have received from Arthur Andersen LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

              (i)  Lock-up Agreements.

          At the date of this Agreement, the Representative shall have received an agreement substantially in the form of Exhibit C hereto signed by the persons listed on Schedule D hereto.

              (j) Conditions to Purchase of Option Securities.

          In the event that the Underwriters exercise their option provided in
Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Selling Shareholders contained herein and the statements in any certificates furnished by the Company, any subsidiary of the Company and the Selling Shareholders hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representative shall have received:


          (i) Officers' Certificate.  A certificate, dated such Date of
              ---------------------
     Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

          (ii) Certificate of Selling Shareholders.  A certificate, dated
               -----------------------------------
     such Date of Delivery, of an Attorney-in-Fact on behalf of each Selling Shareholder confirming that the certificate delivered at Closing Time pursuant to Section 5(f) hereof remains true and correct as of such Date of Delivery.

          (iii) Opinion of Counsel for Company.  The favorable opinion of
                ------------------------------
     Wilmer, Cutler & Pickering, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

          (iv) Opinion of Counsel for the Selling Shareholders.  The
               -----------------------------------------------
     favorable opinion of Hogan & Hartson, L.L.P., counsel for the Selling Shareholders, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

          (v) Opinion of Counsel for Underwriters.  The favorable opinion
              -----------------------------------
     of Shearman & Sterling, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by
     Section 5(d) hereof.

          (vi) Bring-down Comfort Letter.  A letter from Arthur Andersen,
               -------------------------
     LLP, in form and substance satisfactory to the Representative and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representative pursuant to Section 5(h) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

              (k)  Additional Documents.

          At Closing Time and at each Date of Delivery counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Shareholders in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

              (l)  Termination of Agreement.

          If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representative by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

          SECTION 6.  Indemnification.

              (a) Indemnification of Underwriters.

          The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company and the Selling Shareholders; and

          (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;
provided, however, that this indemnity agreement does not apply to any loss,
--------  -------
liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by you expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and

provided further that the foregoing indemnification with respect to any
----------------
preliminary prospectus shall not inure to your benefit (or to the benefit of any person that controls you) if a copy of the Prospectus (as then amended or supplemented, if the Company shall furnish any amendments or supplements thereto) was not sent or given by you or on your behalf to the person asserting any such losses, claims, damages or liabilities, if such is required by law, at or prior to the written confirmation of the sale of such Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

              (b) Indemnification of Company, Directors and Officers and Selling Shareholders.

          Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Selling Shareholder against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

              (c) Actions Against Parties; Notification.

          Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to
Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying
                            --------  -------
party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

              (d) Settlement Without Consent if Failure to Reimburse.

          If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

              (e) Other Agreements with Respect to Indemnification.

          The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholders with respect to indemnification.

          SECTION 7.  Contribution.
                      ------------

In order to provide for just and equitable contribution in circumstances under which the indemnity provided for in Section 6 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and you shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity incurred by the Company and you, as incurred, in such proportions that
(a) you are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus, bears to the offering price appearing thereon and (b) the Company is responsible for the balance; provided, however, that no person guilty of fraudulent
         --------  -------
misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls you within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as you, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

          SECTION 8.  Representations, Warranties and Agreements to Survive
                      -----------------------------------------------------
Delivery.
--------
          All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or the Selling Shareholders submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company or the Selling Shareholders, and shall survive delivery of the Securities to the Underwriters.

          SECTION 9.  Termination of Agreement.
                      ------------------------

              (a)  Termination; General.

          The Representative may terminate this Agreement, by notice to the Company and the Selling Shareholders, at any time at or prior to Closing Time
(i) if there has been, since the
time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or
(iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

              (b)  Liabilities.

          If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

          SECTION 10.  Default by One or More of the Underwriters.

          If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other Underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

              (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, the non-defaulting Underwriters shall be obligated, each severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

              (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

          No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

          In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either (i) the Representative or (ii) the Company and any Selling Shareholder shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section.

          SECTION 11.  Default by One or More of the Selling Shareholders.
                       --------------------------------------------------

          If a Selling Shareholder shall fail at Closing Time or at a Date of Delivery to sell and deliver the number of Securities which such Selling Shareholder is obligated to sell hereunder, and the remaining Selling Shareholder does not exercise the right hereby granted to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number to be sold by all Selling Shareholders as set forth in Schedule B hereto, then the Underwriters may, at the option of the Representative, by notice from the Representative to the Company and the non-defaulting Selling Shareholder, either (a) terminate this Agreement without any liability on the part of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect or (b) elect to purchase the Securities which the non-defaulting Selling Shareholder has agreed to sell hereunder. No action taken pursuant to this Section shall relieve any Selling Shareholder so defaulting from liability in respect of such default.

          In the event of a default by any Selling Shareholder as referred to in this Section, each of the Representative and the non-defaulting Selling Shareholder shall have the right to postpone Closing Time or the relevant Date of Delivery for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

          SECTION 12.  Notices.
                       -------

          All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative at North Tower, World Financial Center, New York, New York 10080, attention of the Syndicate Department; notices to the Company shall be directed to it at 2099 Pennsylvania Avenue, NW, 12th Floor, Washington D.C. 20006, attention of Patrick W. Allender; and notices to the Selling Shareholders shall be directed to their attention at 2099 Pennsylvania Avenue, NW, 12th Floor, Washington D.C. 20006.

          SECTION 13.  Parties.
                       -------

          This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and the Selling Shareholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Selling Shareholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Selling Shareholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

          SECTION 14.  GOVERNING LAW AND TIME.
                       ----------------------

          THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

          SECTION 15.  Effect of Headings.
                       ------------------

          The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Attorney-in-Fact for the Selling Shareholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Selling Shareholders in accordance with its terms.

                                    Very truly yours,

                                    DANAHER CORPORATION


                                   By:_________________________________________
                                      Name:
                                      Title:

                                    [Attorney-in-Fact]

                                    By:________________________________________
                                     As Attorney-in-Fact acting on behalf of the
                                     Selling Shareholders named in Schedule B
                                     hereto

CONFIRMED AND ACCEPTED,
 as of the date first above written:

MERRILL LYNCH & CO.

MERRILL LYNCH, PIERCE, FENNER & SMITH
  INCORPORATED

By:____________________________
           Authorized Signatory

For itself and as Representative of the other Underwriters named in Schedule A hereto.

                                   SCHEDULE A


                                                                                        Number of
                                                                                         Initial
Name of Underwriter                                                                     Securities
--------------------                                                                    ----------


Merrill Lynch, Pierce, Fenner & Smith
        Incorporated.......................................................
  Lehman Brothers Inc......................................................
  Bear, Stearns & Co. Inc..................................................
  J.P. Morgan Securities Inc...............................................
  Salomon Smith Barney Inc.................................................             _____________

Total.....................................................................              [5,000,000]

                                   SCHEDULE B

                                       Number of Initial             Maximum Number of Option
                                     Securities to be Sold            Securities to be Sold
                                -------------------------------  --------------------------------

Steven M. Rales...............           [2,500,000]                         [375,000]
Mitchell P. Rales ............           [2,500,000]                         [375,000]

Total.........................           [5,000,000]                         [750,000]

                                   SCHEDULE C

                              DANAHER CORPORATION

                       [5,000,000] Shares of Common Stock
                          (Par Value $0.01 Per Share)



          1. The public offering price per share for the Securities, determined as provided in said Section 2, shall be $..

          2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $., being an amount equal to the initial public offering price set forth above less $. per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

                                   SCHEDULE D

                          List of persons and entities
                               subject to lock-up


                                Steven M. Rales
                               Mitchell P. Rales

                                                                       Exhibit A

                      FORM OF OPINION OF COMPANY'S COUNSEL
                          TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)

          (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

          (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Purchase Agreement.

          (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

          (iv) The shares of issued and outstanding capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Shareholders, have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company; and no holder of the Securities is or will be subject to personal liability by reason of being such a holder.

          (v) The sale of the Securities by the Selling Shareholders is not subject to the preemptive or other similar rights of any securityholder of the Company.

          (vi) The Purchase Agreement has been duly authorized, executed and delivered by the Company.

          (vii) The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and, to the best of our knowledge, no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

          (viii) The Registration Statement, including any Rule 462(b) Registration Statement, the Rule 430A Information and the Rule 434 Information, as applicable, the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we need express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

          (ix) The documents incorporated by reference in the Prospectus (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we need express no opinion), when they were filed with the Commission (or, if an amendment with respect to such document was filed, when such amendment was filed) complied as to form in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder.

          (x) The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the charter and by-laws of the Company and the requirements of the New York Stock Exchange.

          (xi) To our knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary of the Company is a party, or to which the property of the Company or any subsidiary of the Company is subject, before or brought by any court or governmental agency or body, (A) which might reasonably be expected to result in a Material Adverse Effect, or (B) which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Company of its obligations thereunder or the transactions contemplated by the Prospectus.

          (xii) The statements in the Prospectus, including the description of the Company's capital stock, the information under the captions "Underwriting" and in the Registration Statement under Item 15, to the extent they are descriptions of contracts, agreements or other legal documents, or refer to statements of law, summaries of the Company's charter and by-laws or legal conclusions, are accurate in all material respects and present fairly the information required to be shown.

          (xiii) To the best of our knowledge, there are no statutes or regulations that are required to be described in the Prospectus that are not described as required.

          (xiv) All descriptions in the Registration Statement of contracts and other documents to which the Company or its subsidiaries are a party are accurate in all material respects; to the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

          (xv) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than such as may be required under the 1933 Act or the 1933 Act Regulations, which have been obtained, or as may be required under the applicable securities or Blue Sky laws of the various jurisdictions in which the Securities will be offered or sold, as to which we express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreement or for the offering , sale or delivery of the Securities.

          (xvi) The execution, delivery and performance of the Purchase Agreement, the consummation of the transactions contemplated in the Purchase Agreement and the Prospectus and compliance by the Company with its obligations under the Purchase Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary of the Company pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary of the Company is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries, or any applicable law, statute, rule regulation (assuming compliance with all applicable state securities and Blue Sky laws and all foreign securities laws), judgment order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations.

          (xvii) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

          We have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters at which the contents of the Prospectus were discussed and, although we are not passing upon and do not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Prospectus (except and to the extent stated in paragraph (xii)), on the basis of the foregoing, nothing has come to our attention that would lead us to believe that the Registration Statement or any amendment thereto, including the Rule 430A Information and Rule 434 Information (if applicable), (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we need make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we need make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on documents, corporate records, certificates of responsible officers of the Company and public officials and other instruments as deemed necessary by counsel. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                                                       Exhibit B

            FORM OF OPINION OF COUNSEL FOR THE SELLING SHAREHOLDERS
                    TO BE DELIVERED PURSUANT TO SECTION 5(c)

          (i) The Purchase Agreement (including the Price Determination Agreement) has been duly executed and delivered by or on behalf of each of the Selling Shareholders.

          (ii) To such counsel's knowledge, no authorization, approval, consent or license of any government, governmental instrumentality or court is required under the Delaware General Corporation Law, the federal laws of the United States, the contract laws of the state of New York or the Uniform Commercial Code, as in effect in the State of New York (the "NYUCC"), (other than under the federal securities laws and the securities and Blue Sky laws of the various states) for the execution, delivery and performance on the date hereof by each of the Selling Shareholders of the transactions contemplated by the Purchase Agreement.

          (iii) The execution and delivery of the Purchase Agreement by each of the Selling Shareholders and the compliance by each of the Selling Shareholders with the terms thereof on the date hereof and on the date of such counsel's opinion does not, to such counsel's knowledge, conflict with or result in a violation of any federal laws of the United States, the Delaware General Corporation Law, the contract laws of the State of New York (other than under the federal securities laws and the securities and Blue Sky laws of the various states) or any judgment, order or decree known to such counsel of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Selling Shareholders.

          (iv) Each of the Selling Shareholders is the registered owner of the Securities to be sold by such Selling Shareholder as provided in the Purchase Agreement, with full right, power and authority to sell, transfer and deliver such Securities pursuant to the terms of the Purchase Agreement. Upon delivery to the Underwriters (or any agent other than a securities intermediary acquiring possession of the certificates evidencing the Securities on the Underwriters' behalf) of the certificates evidencing the Securities, each indorsed to the Underwriters or in blank by an effective endorsement, and assuming that (i) the Underwriters have paid the purchase price for the Securities in accordance with the terms of the Purchase Agreement and (ii) the Underwriters (and any agent acquiring possession of the certificates evidencing the Securities on the Underwriters' behalf) have purchased the Securities without notice of any "adverse claims" thereto, as defined in Section 8-102 of the NYUCC, the Underwriters will be "protected purchasers" of such Securities, within the meaning of Section 8-303 of the NYUCC.

          In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the NYUCC, the contract law of the State of New York, the law of the State of Maryland, the federal law of the United States and the corporate law of the State of Delaware, upon opinions of other counsel, who shall be counsel reasonably satisfactory to your counsel, in which case the opinion shall also be addressed to the Underwriter and state that such other counsel believes you are entitled to so rely. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of the Selling Shareholders and on certificates of public officials

                                                                       Exhibit C

                                    May __, 2001

MERRILL LYNCH & CO.

Merrill Lynch, Pierce, Fenner & Smith
  Incorporated,

 as Representative of the several
 Underwriters to be named in the
 within-mentioned Purchase Agreement

North Tower
World Financial Center
New York, New York  10281

       Re:  Proposed Public Offering of Danaher Corporation Common Stock
                       by Steven M. Rales and Mitchell P. Rales
                       ----------------------------------------

Dear Sirs:

          The undersigned, a stockholder and an officer and director of Danaher Corporation, a Delaware corporation (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") proposes to enter into a Purchase Agreement (the "Purchase Agreement") with the Company and the Selling Shareholders providing for the public offering of shares (the "Securities") of the Company's common stock, par value $0.01 per share (the "Common Stock"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder and an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter to be named in the Purchase Agreement that, during a period of 90 days from the date of the Purchase Agreement, such Selling Shareholder will not, and such Selling Shareholder will cause Capital Yield Corporation, Equity Group Holdings LLC, Equity Group Holdings II LLC and Equity Group Holdings III LLC not to, without the prior written consent of Merrill Lynch, directly or indirectly,
(i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise; provided
                                                                    --------
that during such period such Selling Shareholder, Capital Yield Corporation, Equity Group Holdings LLC, Equity Group Holdings II LLC and Equity Group Holdings III LLC may make gifts of shares of Common Share or securities convertible into Common Share or may transfer to its affiliates shares of Common Share or securities convertible into Common Share upon the condition that such donees or transferees agree to be bound by the foregoing restriction in the same manner as it applied to such Selling Shareholder, Capital Yield Corporation, Equity Group Holdings LLC, Equity Group Holdings II LLC and Equity Group Holdings III LLC, and provided, further that the foregoing restrictions shall
                      --------  -------
not apply to the Securities to be sold hereunder or any shares of Common Stock which have been pledged under credit arrangements entered into with affiliates of the Underwriters, including Bank of Nova Scotia and other participating financial institutions under such credit arrangements.

                                    Very truly yours,

                                    Signature:____________________

                                    Print Name:___________________




                                      C-3